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                                                                     EXHIBIT 3.3

                                    BY-LAWS

                                       OF

                           IDINE REWARDS NETWORK INC.

                                   ARTICLE I

                                  STOCKHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time, and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting. The Board of Directors may determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of remote communication.

         SECTION 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of stockholders of the Corporation may be called at any time by the Board of Directors. Any special meeting of stockholders shall be held on such date, at such time, and at such place within or without the State of Delaware as the Board of Directors shall designate. The Board of Directors may determine that any special meeting of stockholders shall not be held at any special place, but shall instead be held solely by means of remote communication. Except as provided in Section 11 of this Article I, at a special meeting of stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

         SECTION 3. Notice of Meetings. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, a written notice of each meeting of the

Effective November 19, 2002

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stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at the stockholder's address as it appears on the records of the Corporation or by a form of electronic transmission to which the stockholder has consented. The notice shall state the place, date, and hour of the meeting or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

         SECTION 4. Quorum. At any meeting of stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation, or by these By-Laws, in which case the representation of the number of shares so required shall constitute a quorum. Notwithstanding the previous sentence, at any meeting of stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation, or by these By-Laws.

         SECTION 5. Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of stockholders, the Chairman of the meeting may adjourn such meeting from time-to-time. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and the place, if any, thereof, or the means

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of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken or are publicly announced or disclosed. At the adjourned meeting the stockholders or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting.

         The Board of Directors may postpone any meeting of stockholders or cancel any special meeting of stockholders by public announcement or disclosure prior to the time scheduled for the meeting.

         SECTION 6. Organization. The Chief Executive Officer or, in the absence of the Chief Executive Officer, the Chairman of the Board shall call all meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chief Executive Officer and the Chairman of the Board, the members of the Board of Directors who are present shall elect a Chairman of the meeting.

         The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; and in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting. It shall be the duty of the Secretary of the Corporation to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

         SECTION 7. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of the stock of the

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Corporation registered in the name of such stockholder upon the books of the
Corporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Subject to the rights of the holders of any series of preferred stock of the Corporation, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election. Except as otherwise provided by law or by the Certificate of Incorporation, whenever any corporate action, other than the election of Directors, is to be taken at a meeting of stockholders, it shall be authorized by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon.

         Shares of the stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

         SECTION 8. Voting Procedures and Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability.

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         The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

         The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

         SECTION 9. Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at an annual or special meeting of such stockholders and may not be effected by any consent in writing.

         Unless otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at any meeting of holders of any other class of stock of the Corporation, or a series thereof, may be taken without a meeting, without prior notice and without a vote, if a consent in writing (which may be a telegram, cablegram, or other electronic transmission), setting forth the action so taken, shall be dated and shall be signed by the holders of the outstanding stock of such class, or the relevant series thereof, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be written, signed, and dated for the purpose of these By-Laws, a telegram, cablegram, or other electronic transmission

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shall set forth or be delivered with information from which the Corporation can determine (i) that it was transmitted by a stockholder or proxy holder or a person authorized to act for a stockholder or proxy holder, and (ii) the date on which it was transmitted, such date being deemed the date on which the consent was signed. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 10. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors shall fix, in advance, a record date, which shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, or (ii) in the case of corporate action to be taken by consent in writing without a meeting, not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) more than sixty (60) days prior to any other action.

         If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose (except corporate action to be taken by consent in writing) shall be at the close of business on the day on which the Board of Directors adopts the resolution

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relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         If a holder of record of any class of stock of the Corporation, or a series thereof, the holders of which may act by a consent in writing, wishes to have those stockholders authorize or take corporate action by written consent, such stockholder shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date is fixed by the Board within such ten (10) day period, the record date for determining stockholders entitled to consent to corporate action, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware or to its principal place of business to the attention of the Secretary of the Corporation. Delivery made to the registered office of the Corporation for this purpose shall be by hand or by certified or registered mail with return receipt requested. If no record date is so fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         SECTION 11. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals. The matters to be considered and brought before any meeting of

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stockholders of the Corporation, including the nomination and election of directors, shall be limited to only those matters that are brought properly before the meeting in compliance with the procedures set forth in this Section 11.

         In order to be properly brought before any annual meeting of stockholders, a matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or
(iii) brought before the annual meeting in the manner specified in this Section 11 by a stockholder who holds of record stock of the Corporation entitled to vote at the annual meeting on such matter (including any election of directors) or by a person who holds such stock through a nominee or "street name" holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such person's right to vote, such stock.

         In addition to any other requirements under applicable law, the Certificate of Incorporation and these By-Laws, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a "Stockholder Notice") is delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year. If (and only if) an annual meeting of stockholders is not scheduled to be held within a period that commences thirty
(30) days before and ends thirty (30) days after such an anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), the Stockholder Notice shall be given in the manner provided in these By-Laws by the later of (i) the

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close of business on the ninetieth (90th) day prior to such Other Meeting Date or (ii) the close of business on the tenth (10th) day following the date on which such Other Meeting Date is first publicly announced or disclosed by the Corporation.

         Any stockholder who wishes to nominate a person for election as a director of the Corporation at an annual meeting of stockholders shall deliver, as part of the Stockholder Notice, a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of stock of the Corporation the person owns of record and beneficially, as reported to the stockholder by the person, the information regarding the person required to be included in a proxy statement, by the rules and regulations of the Securities and Exchange Commission, for nominees for election as directors, the person's signed consent to serve as a director of the Corporation if elected, the stockholder's name and address, the number and class of all shares of stock of the Corporation the stockholder owns of record and beneficially and, in the case of a person who holds the stock through a nominee or "street name" holder of record, evidence establishing the person's indirect ownership of the stock and right to vote the stock for the election of directors at the meeting.

         Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director) proposed to be brought before an annual meeting of stockholders shall deliver, as part of the Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why the stockholder favors the proposal and setting forth the stockholder's name and address, the number and class of all shares of stock of the Corporation the stockholder owns of record and beneficially, any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable and, in the case of a person who holds stock through a nominee or "street name" holder of record, evidence establishing the

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person's indirect ownership of the stock and right to vote the stock on the matter proposed at the annual meeting.

         As used in these By-Laws, shares "beneficially owned" shall mean all shares which a person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934. If a stockholder is entitled to vote only for a specific class or category of directors at an annual or special meeting of stockholders, the stockholder's right to nominate a person for election as a director at the meeting shall be limited to such class or category of directors.

         Notwithstanding any provision of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it is delivered to the Secretary at the principal place of business of the Corporation not later than the close of business on the tenth
(10th) day following the first day on which all such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed by the Corporation.

         Except as provided in the immediately following sentence, no matter shall be properly brought before a special meeting of stockholders unless the matter shall have been brought before the meeting pursuant to the Corporation's notice of such meeting. In the event the

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Corporation calls a special meeting of stockholders for the purpose of electing a director to the Board of Directors, any stockholder entitled to vote for the election of such director at such meeting may nominate a person for election to such position as is specified in the notice of such meeting, but only if the Stockholder Notice required by this Section hereof shall be delivered to the Secretary of the Corporation at the principal place of business of the Corporation not later than the close of business on the tenth (10th) day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed.

         (a) For purposes of this Section 11, a matter shall be deemed to have been "publicly announced or disclosed" if the matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

         (b) In no event shall the adjournment of an annual meeting or a special meeting of stockholders, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 11. This Section shall not apply to (i) any stockholder proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, or (ii) any nomination of a director in an election in which only the holders of a particular class of stock of the Corporation, or a series thereof, are entitled to vote (unless otherwise provided in the terms of such stock).

         (c) The Chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting have been duly given in the manner provided in this Section 11 and, if not so given,

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shall direct and declare at the meeting that such nominees and other matters shall not be considered.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, none of whom need be stockholders of the Corporation. The number of Directors constituting the Board of Directors shall be fixed from time to time by resolution passed by a majority of the Board of Directors. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

         SECTION 2. Removal, Vacancies and Additional Directors. Directors may be removed for cause, at any meeting the notice of which shall state that it is called for that purpose by the holders of a majority of the shares then entitled to vote at an election of directors. Except as provided in the Certificate of Incorporation, vacancies caused by any such removal or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, may be filled by, and only by, the affirmative vote of a majority of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy or newly created directorship shall hold office until the Director's successor is elected and qualified or until the Director's earlier resignation or removal.

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         When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, alone shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

         SECTION 3. Place of Meeting. The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

         SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be sent to every Director by mail at least five (5) days, or by telecopy, telegram, cablegram, or other electronic transmission or overnight courier at least two (2) days, before the first meeting held in pursuance thereof.

         SECTION 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, the Chief Executive Officer or by any three (3) of the Directors then in office, and notice of the special meeting may be given telephonically or through other means as may be practical under the circumstances. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting.

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         SECTION 6. Quorum. Subject to the provisions of Section 2 of this
Article II, a majority of the members of the Board of Directors in office (but, unless the Board shall consist solely of one Director, in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorum for the transaction of business and a vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be an act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time-to-time.

         SECTION 7. Organization. The Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board and the Chief Executive Officer, a Chairman shall be elected from among the Directors present. The Secretary of the Corporation shall act as secretary of all meetings of the Directors. In the absence of the Secretary of the Corporation, the Chairman may appoint any person to act as secretary of the meeting.

         SECTION 8. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and

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authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing these By-Laws.

         SECTION 9. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 10. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be.

                                  ARTICLE III

                                    OFFICERS

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         SECTION 1. Officers. The officers of the Corporation may include a
Chairman of the Board, one or more Vice Chairmen of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Unless the Certificate of Incorporation otherwise provides, any number of offices may be held by the same person.

         All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

         In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

         SECTION 2. Chief Executive Officer. The Board of Directors shall designate one of the officers of the Corporation to be the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge and control of all the business and affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Executive Officer which may be required by law and such other duties as are required by the Board of Directors. The Chief Executive Officer shall make reports to the Board of Directors and to the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer shall preside at all meetings of the stockholders and shall have such

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other powers and perform such other duties as may from time-to-time be assigned by these By-Laws or by resolution of the Board of Directors.

         SECTION 3. Chief Financial Officer. The Board of Directors may designate one of the officers of the Corporation to be the Chief Financial Officer of the Corporation. Subject to the control of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall have general charge and control of the financial affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Financial Officer. The Chief Financial Officer shall act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation's financial affairs. The Chief Financial Officer shall have such other powers and perform such other duties as may from time-to-time be assigned by these By-Laws or by the Board of Directors or the Chief Executive Officer.

         SECTION 4. Chairman and Vice Chairmen of the Board. The Board of Directors may elect a Chairman of the Board from among its members. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have all powers and shall perform all duties incident to the office of Chairman of the Board which may be required by law and shall have such other powers and perform such other duties as may from time-to-time be assigned by these By-Laws or by the Board of Directors. The Board of Directors also may elect one or more Vice-Chairmen to act in the place of the Chairman upon his or her absence or inability to act.

         SECTION 5. The President and Vice Presidents. The Board of Directors may elect a President and one or more Vice Presidents of the Corporation. Subject to the control of the Board of Directors and the Chief Executive Officer, the President and each Vice President shall have all powers and shall perform all duties incident to their respective offices which may be

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required by law and shall have such other powers and perform such other duties as may from time-to-time be assigned by these By-Laws or by the Board of Directors or the Chief Executive Officer.

         SECTION 6. The Secretary. The Board of Directors shall elect a Secretary of the Corporation. The Secretary shall keep the minutes of all meetings of the Board of Directors, its committees, and the minutes of all meetings of the stockholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the Chief Executive Officer shall authorize and direct; shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the Chief Executive Officer shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the principal place of business of the Corporation during normal business hours; and whenever required by the Board of Directors or Chief Executive Officer shall render statements of such accounts. The Secretary shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time-to-time be assigned by these By-Laws or by the Board of Directors or the Chief Executive Officer.

         SECTION 7. The Treasurer. The Board of Directors shall elect a Treasurer of the Corporation who shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times during normal business hours be open to inspection by any Director. The Treasurer shall deposit, or cause to be deposited, all money and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse, or cause to be disbursed, the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. The Treasurer shall render to the Board of Directors, to the Chief Executive Officer or to the Chief Financial Officer, whenever requested, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation, and the Treasurer shall have all powers and shall perform all duties incident to the position of Treasurer which may be required by law and shall have such other powers and perform such other duties as may from time-to-time be assigned by these By-Laws or by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

         SECTION 8. Additional Officers. The Board of Directors may from time to time elect such other officers, including a Controller and one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer.

         The Board of Directors, the Chief Executive Officer or the Secretary of the Corporation may from time-to-time delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties assigned to the Secretary of the Corporation; and the Board of Directors, the Chief Executive Officer or the Chief Financial Officer may similarly delegate to the Treasurer, the Controller or any Assistant Treasurer or Assistant Controller any of the powers or duties assigned to the Chief Financial Officer.

         SECTION 9. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such amounts and with such conditions and security as the Board shall require.

         SECTION 10. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, each of the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer, and any Assistant Controller shall have full power and authority on behalf of the Corporation to give a consent in writing or to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of holders of interests in any corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise in which the Corporation may hold an interest, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such interests. The Board of Directors may from time-to-time, by resolution, confer like powers upon any other person or persons.

         SECTION 11. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors or the Compensation Committee of the Board of Directors.

                                   ARTICLE IV

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

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 1. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed at the request of the Corporation to serve as a director, officer, partner, manager, trustee or in any other capacity for another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 2. Successful Defense. To the extent that a present or former Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article IV or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         SECTION 3. Determination that Indemnification is Proper. Any indemnification of a present or former Director or officer of the Corporation under Section 1 of this Article IV (unless ordered by a court), both as to action in his or her official capacity and as to action in another capacity while holding such office, shall be made by the Corporation unless a determination is made that indemnification of the person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in
Section 1. Any indemnification of a present or former employee or agent of the Corporation under Section 1 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1. Any such determination shall be made with respect to a person who is a Director or officer at the time of the determination (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         SECTION 4. Advance Payment of Expenses. Unless the Board of Directors otherwise determines in a specific case, expenses (including attorneys' fees) incurred by a person who is a Director or officer at the time in defending a civil or criminal administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article IV. Such expenses (including attorneys' fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation's legal counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         SECTION 5. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract or set forth in a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director, officer, employee, or agent.

         The rights to indemnification and advancement of expenses provided by this Article IV shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any written contract (which may predate the passage of these By-Laws), By-Law, agreement, insurance policy, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The Corporation may enter into an agreement, and expressly adopts and existing agreement, with any of its Directors, officers, employees, or agents providing for indemnification and advancement of expenses, including attorneys fees, that may change, enhance, qualify, or limit any right to indemnification or advancement of expenses created by this Article IV.

         SECTION 6. Severability. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each present or former Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

         SECTION 7. Subrogation. In the event of payment of indemnification to a person described in Section 1 of this Article IV, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

         SECTION 8. No Duplication of Payments. The Corporation shall not be liable under this Article IV to make any payment in connection with any claim made against a person described in Section 1 of this Article IV to the extent such person has otherwise received payment (under any insurance policy, By-Law, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

                                   ARTICLE V

                             STOCK-SEAL-FISCAL YEAR

         SECTION 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates unless the Board of Directors provides, by resolution, that some or all shares of any or all classes or series of stock shall be uncertificated shares. All certificates shall be signed by the President and by the Secretary, and shall not be valid unless so signed.

         In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

         All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

         Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

         SECTION 2. Lost, Stolen, or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen, or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place, and circumstances of the loss, theft, or destruction, and, if required by the Corporation, a bond of indemnity or other indemnification sufficient, in the opinion of the Corporation, to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft, or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen, or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen, or destroyed certificate in lieu of which the new certificate is issued.

         SECTION 3. Transfer of Shares. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 2 of this Article V.

         SECTION 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation.

         SECTION 5. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

         Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

         SECTION 6. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by the Chairman of the Board, the President or any other officer of the Corporation designated by the Board of Directors.

         SECTION 7. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         SECTION 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes, or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and other persons as the Board of Directors from time to time shall designate.

         Checks, drafts, bills of exchange, acceptances, notes, obligations, and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Secretary, the Controller, any Assistant Controller, and such other officers or persons, if any, as the Board of Directors from time-to-time may designate.

         SECTION 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

         SECTION 3. Contracts. Except as otherwise provided by law or in these By-Laws or as otherwise directed by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President,or the Treasurer shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, security agreements, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the Chairman of the Board, any Vice Chairman, the President, or any Vice President designated by the Board of Directors may authorize any other officer, employee, or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, security agreements, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

         SECTION 4. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person entitled to the notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         SECTION 5. Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time-to-time may be determined by the Board of Directors or the Chief Executive Officer.

                                   ARTICLE VII

                                   AMENDMENTS

         These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors; but these By-Laws and any amendment thereof may be altered, amended, or repealed or new By-Laws may be adopted by the holders of a majority of the outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.